As filed with the Securities and Exchange Commission on June 30, 2000
                                                       Registration No. 33-54287
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        PINNACLE WEST CAPITAL CORPORATION
             (Exact name of Registrant as specified in its charter)

        ARIZONA                                                 86-0512431
(State or other jurisdiction                                 (I.R.S. Employer)
incorporation or organization)                               Identification No.)

                            400 EAST VAN BUREN STREET
                                 P.O. Box 52132,
                           Phoenix, Arizona 85072-2132
               (Address of Principal Executive Offices) (Zip Code)


    THE PINNACLE WEST CAPITAL CORPORATION DIRECTOR EQUITY PARTICIPATION PLAN
                            (Full title of the Plan)


                                Matthew P. Feeney
                              SNELL & WILMER L.L.P.
                               One Arizona Center
                             Phoenix, AZ 85004-0001
                     (Name and Address of Agent for Service)
                                 (602) 382-6239
          (Telephone number, including area code, of agent for service)

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
                                 DEREGISTRATION

     The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 33-54287) (the "Registration Statement") of Pinnacle West Capital Corporation, an Arizona corporation (the "Company"), is to deregister all the shares of the Company's common stock, no par value (the "Common Stock"), registered but not sold pursuant to the Registration Statement prior to June 30, 2000.

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
                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on June 21, 2000.


                                  By: /s/ William J. Post
                                     -------------------------------------------
                                  William J. Post, President and Chief Executive


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Chris N. Froggatt, Barbara M. Gomez and Michael V. Palmeri, and each of them , as attorneys-in-fact, to sign in his or her name and behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments, to this registration statement.

      Signature                                 Title                               Date
      ---------                                 -----                               ----

/s/ William J. Post
--------------------------      President, Chief Executive Officer and
William J. Post                 Director  (Principal Executive Officer)          June 21, 2000

/s/ Michael V. Palmeri
--------------------------      Vice President, Finance (Principal Financial
Michael V. Palmeri              Officer)                                         June 21, 2000

/s/ Chris N. Froggatt
--------------------------      Vice President and Controller (Principal
Chris N. Froggatt               Accounting Officer)                              June 21, 2000


/s/ Edward N. Basha, Jr.
--------------------------
Edward N. Basha, Jr.            Director                                         June 21, 2000


/s/ Michael L. Gallagher
--------------------------
Michael L. Gallagher            Director                                         June 21, 2000


/s/ Pamela Grant
--------------------------
Pamela Grant                    Director                                         June 21, 2000


/s/ Roy A. Herberger, Jr.
--------------------------
Roy A. Herberger, Jr.           Director                                         June 21, 2000



--------------------------
Martha O. Hesse                 Director                                         June 21, 2000

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


/s/ William S. Jamieson, Jr.
--------------------------
William S. Jamieson, Jr.        Director                                         June 21, 2000


/s/ Humberto S. Lopez
--------------------------
Humberto S. Lopez               Director                                         June 21, 2000


/s/ Robert G. Matlock
--------------------------
Robert G. Matlock               Director                                         June 21, 2000


/s/ Kathryn L. Munro
--------------------------
Kathryn L. Munro                Director                                         June 21, 2000


/s/ Bruce J. Nordstrom
--------------------------
Bruce J. Nordstrom              Director                                         June 21, 2000


/s/ Richard Snell
--------------------------
Richard Snell                   Chairman of the Board of Directors               June 21, 2000

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